EXHIBIT 6.52

                             FINDER'S FEE AGREEMENT

BETWEEN:          iQ POWER TECHNOLOGY INC. (the "Issuer")
                  Erlenhof Park
                  Inselkammer Strasse 4
                  D-82008 Unterhaching, Germany

AND:              EH & P INVESTMENTS AG (the "Finder")
                  Buglistr. 6, P.O. Box 465
                  8027 Zurich, Switzerland

In consideration of the services of the Finder in arranging the private placement of the shares reflected in the share subscription attached as Schedule "A" (the "Subscription"), the Issuer agrees to pay the Finder a fee of US$30,000 by the issue of 120,000 fully paid and non-assessable shares of the Issuer (the "Shares") at a deemed price of US$0.25 per Share on the Issuer's receipt of the full purchase price for, and the conclusion of the private placement of, the shares subscribed for under the Subscription. The Finder hereby agrees to accept the Shares on the terms and conditions set forth in sections 1 to 5 attached.



DATED at Zurich, 4.5.2001.

EH & P INVESTMENTS AG                   Burglistr. 6, P.O. Box 465
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(Name of Finder - please print)         (Finder's Address)

By:  Erwin J. Haas                      8027 Zurich, Switzerland
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Authorized Signature

Managing Director                       (01) 287 10 60 / 01/ 287 10 66
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(Official Capacity or Title -           (Telephone and Telecopier Numbers)
please print)

Erwin J. Haas
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(Please print name of individual        Please print name and address of
whose signature appears above if        beneficial purchaser if different than
different than the name of the Finder   the name of the Finder printed above)
printed above)

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(DIRECT OR INDIRECT HOLDING IN THE
ISSUER - this must be completed)
================================================================================

Registration Instructions:              Delivery Instructions:


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Name                                    Address

                                        ----------------------------------------


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Account reference, if applicable        Account reference, if applicable


------------------------------------    ----------------------------------------
Address                                 Contact Name

                                        (      )
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                                        Telephone Number
================================================================================




Accepted and agreed to by the Issuer effective May 4, 2001.

iQ POWER TECHNOLOGY INC.

Per: /s/ Peter E. Braun
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                   FINDER'S FEE AGREMENT TERMS AND CONDITIONS

1. ACKNOWLEDGMENTS OF THE FINDER
--------------------------------

1.1 The Finder acknowledges and declares that:

a. the Finder is aware that the Shares have not been qualified under a Securities Act or Exchange Act (an "Act") or any regulations or rules thereunder (the "Rules") for distribution to the public, that the issuance of the Shares pursuant to this Agreement is to be by way of private placement exempted from the registration requirements of any Act and from the prospectus requirements of any Act under an exemption to be determined by the Issuer, and that the Finder is restricted from using most of the civil remedies available under such Acts and the Rules thereto and may not receive information that would be otherwise available to him under such Acts and the Rules in connection with his acquisition of the Shares;
b. there are restrictions on the Finder's ability to resell the Shares and it is the responsibility of the Finder to find out what those restrictions are and to comply with them before selling the Shares and, without limiting the generality of the foregoing, the resale of the Shares may be subject to the registration and prospectus requirements of the Act;
c. it is the obligation of the Finder to comply with the resale restrictions imposed by any applicable Act in regard to the Shares at the time the Finder wishes to trade any of the Shares and it is not the obligation of the Issuer or its solicitors to keep the Finder informed in this regard;
d. it consents to the Issuer causing any legends required under any securities law to which it is bound in issuing the Shares to be affixed to the certificates representing the Shares to be issued pursuant to this Agreement;
e.   the Shares were not advertised for sale;
f. the Issuer has recommended the Finder seek and obtain independent legal advice from the Finder's own solicitor with respect to this Agreement prior to its execution and has provided the Finder with sufficient opportunity to do so and the Finder further acknowledges that it understands the terms, and its rights and obligations under this Agreement;
g. no securities commission or similar regulatory authority has reviewed or passed on the merits of the Shares;
h.   there is no government or other insurance covering the Shares; and
i.   there are risks associated with the acquisition of the Shares.

2. REPRESENTATIONS AND WARRANTIES OF THE FINDER
-----------------------------------------------

2.1 The Finder represents and warrants to the Issuer that:

j. the Finder is acquiring the Shares as principal and no other person, firm or corporation will have a beneficial interest in the Shares;
k. the Shares are being acquired for investment purposes only and not with a view to resale or distribution;
l. the Finder is not a control person of the Issuer as defined in any securities act applicable to the issue of the Shares and the acquisition of the Shares will not result in the Finder owning 20% or more of the issued and outstanding shares of the Issuer or becoming a control person;
m.   the  Finder  is not  acquiring  the  Shares  as a  result  of any  material information about the affairs of the Issuer that has not been publicly disclosed, save knowledge of this particular transaction;
n. the Finder is not a resident of Canada and this Subscription is not subject to the securities laws of any province or territory in Canada;
o. the Finder is not a "U.S. Person" (the definition of which includes, but is not limited to, an individual resident in the United States and an estate or trust of which any executor or administrator or trustee, respectively, is a U.S. Person and any partnership or corporation organized or incorporated under the laws of the United States);
p. the Finder was outside the United States at the time of execution and delivery of this subscription agreement;
q. no offers to sell the Shares were made by any person to the Finder while the Finder was in the United States;
r. the Shares are not being acquired directly or indirectly, for the account or benefit of a U.S. Person or a person in the United States and the Finder does not have any agreement or understanding (either written or oral) with any U.S. Person respecting:

     i. the transfer or assignment of any rights or interest in any of the Shares,
     ii the division of profits, losses, fees, commissions, or any financial stake in connection with this subscription, or
     iii. the voting of the common shares;



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                                                                         Page ii


s. the Finder and the Issuer agree that the Issuer may not permit the transfer of the Shares unless such transfer is made in accordance with Regulation S under the 1933 Act;
t. the Finder acknowledges that the Shares have not been registered under the United States Securities Act of 1933 (the "1933 Act"), and may not be offered or sold in the United States, and the Finder undertakes and agrees that it will not offer or sell the Shares during the 40-day period following the date hereof (the "Distribution Compliance Period"). After such 40-day Distribution Compliance Period, the Finder undertakes and agrees to sell such Shares only outside the United States in a transaction meeting the requirements of Regulation S under the 1933 Act. The Finder understands that the Corporation has no obligation or present intention of filing a registration statement under the 1933 Act in respect of the Shares; and
u. the Finder agrees not to engage in hedging transactions with regard to the Shares prior to the expiration of the 40-day Distribution Compliance Period; and the Finder acknowledges and agrees with the Corporation that the Corporation shall refuse to register any transfer of the Shares not made in accordance with the provisions of Regulation S, pursuant to registration under the Securities Act, or pursuant to an available exemption from registration under the 1933 Act.

3. REPRESENTATIONS AND WARRANTIES OF THE ISSUER
-----------------------------------------------

3.1 The Issuer represents and warrants to the Finder that the Shares issued to the Finder pursuant to this Agreement will be duly authorized, validly issued, fully paid and non-assessable.

4. GENERAL
----------

4.1 The parties hereto agree to do or cause to be done all acts or things necessary to implement and carry into effect the provisions of and the intent of this Agreement including the execution of any undertakings required by the regulatory authorities or exchanges.

4.2 Time shall be of the essence of this Agreement.

4.3 All funds referred to under the terms of this Agreement shall be funds designated in the lawful currency of the United States of America.

4.4 This Agreement shall be interpreted in accordance with the laws in effect from time to time in the State of Washington, USA.

4.5 This Agreement shall enure to the benefit of and be binding upon the parties hereto and their respective heirs, administrators, successors and assigns.

4.6 This Agreement, upon acceptance by the Issuer, will represent the entire agreement of the parties hereto with respect to the subject matter hereof and there are no representations, warranties, covenants, other agreements or understandings, oral and written, relating to the subject matter hereof except as stated or referred to in this subscription.

4.7 Neither this subscription agreement nor any provision hereof shall be modified, changed, discharged or terminated except by an instrument in writing signed by the party against whom any waiver, change, discharge or termination is sought.